Exhibit 3

PricewaterhouseCoopers LLP
Chartered Accountants
1250 René-Lévesque Boulevard West
Suite 2800
Montréal, Quebec
Canada H3B 2G4
Telephone +1 (514) 205 5000
Facsimile +1 (514) 876 1502

February 5, 2003 (except for notes 1 and 21 which are as at May 13, 2003)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Air Canada of our report dated February 5, 2003 (except for notes 1 and 21 which are as at May 13, 2003) relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders of Air Canada. We also consent to the incorporation by reference of our Comments by Auditor for U.S. Readers on Canada-U.S. Reporting Difference, which appears in this Annual Report on Form 40-F.

We also consent to the incorporation in the Registration Statement on Form S-8 (No. 333-10074) of our report dated February 5, 2003 (except for notes 1 and 21 which are as at May 13, 2003) relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders of Air Canada, which is incorporated by reference in Air Canada’s Annual Report on Form 40-F for the year ended December 31, 2002. We also consent to the incorporation by reference of our Comments by Auditor for U.S. Readers on Canada-U.S. Reporting Difference, which appears in this Annual Report on Form 40-F.

Chartered Accountants

Comments by Auditor on Canada-U.S. Reporting Difference

In the United States, reporting standards for auditors require the addition of explanatory paragraphs (following the opinion paragraph) when (a) the financial statements are affected by conditions and events that cast substantial doubt on the Corporation’s ability to continue as a going concern, such as those described in Note 1 to the financial statements; and (b) there are changes, such as the changes described in notes 2(d), 2(f), 2(r) and note 20 (the first footnote), that have a material effect on the comparability of the company’s financial statements. In addition, in the United States, an explanatory paragraph may be added to emphasize certain matters as discussed in notes 1 and 21 to the financial statements. Our report to the shareholders dated February 5, 2003 (except for notes 1 and 21 which are as at May 13, 2003) is expressed in accordance with Canadian reporting standards which do not require a reference in the auditors report to such items when they are properly accounted for and disclosed in the financial statements.

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.